UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005

NEW VALLEY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-2493	13-5482050

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On January 10, 2005, Howard M. Lorber, the President and Chief Operating Officer of New Valley Corporation (the “Company”), was awarded a restricted stock grant of 1,250,000 shares of the Company’s Common Shares pursuant to the Company’s 2000 Long-Term Incentive Plan. In connection with the grant, the Company entered into a Restricted Share Award Agreement (the “Agreement”) with Mr. Lorber on that date. Pursuant to the Agreement, one-seventh of the shares vest on July 15, 2005, with an additional one-seventh vesting on each of the five succeeding one-year anniversaries of the first vesting date through July 15, 2010 and an additional one-seventh vesting on January 15, 2011. In the event Mr. Lorber’s employment with the Company is terminated for any reason other than his death, his disability or a change of control (as defined in the Agreement) of the Company or its majority stockholder, Vector Group Ltd., any remaining balance of the shares not previously vested will be forfeited by Mr. Lorber.

     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Agreement, which is included as an exhibit hereto and incorporated herein by reference.

Item 3.03 Unregistered Sales of Equity Securities

     See Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1	Restricted Share Award Agreement, dated as of January 10, 2005, between New Valley Corporation and Howard M. Lorber.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VALLEY CORPORATION
/s/ J. Bryant Kirkland III
Date: January 11, 2005	J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

3